ALAMO FINANCIAL SERVICES, INC.
FINANCIAL STATEMENTS
MARCH 31, 2000
DECEMBER 31, 1999
DECEMBER 31, 1998
DECEMBER 31, 1997

ALAMO FINANCIAL SERVICES, INC.
FINANCIAL STATEMENTS
CONTENTS

                                                  Page
Independent Auditor's Report	                     1
Financial Statements
Balance Sheet	                                    2
Statement of Operations	                          3
Statement of Stockholders' Equity	                4
Statement of Cash Flows	                          5
Notes to Financial Statements	                    6

KURT D. SALIGER, C.PA.
Certified Public Accountant
INDEPENDENT AUDITOR'S REPORT
Board of Directors
Alamo Financial Services, Inc.
Las Vegas, Nevada

I have audited the accompanying balance sheets of Alamo Financial Services, Inc. (a development stage company), as of March 31, 2000; December 31, 1999; December 31, 1998; and December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the three month period ended March 31, 2000 and the years ended December 31, 1999; December 31, 1998 and December 31, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alamo Financial Services, Inc. at March 31, 2000; December 31, 1999; December 31, 1998 and December 31, 1997 and the results of their operations and their cash flows for the three month period ended March 31, 2000; and years ended December 31, 1999; December 31, 1998; December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kurt D. Saliger C.P.A. June 27, 2000

5000 W. Oakey , Suite A-4 , Las Vegas, Nevada 89146
Phone: (702) 367-1988 Fax: (702) 870-8388

ALAMO FINANCIAL SERVICES, INC.
(A Development Stage Company )
BALANCE SHEETS

ASSETS
                           MARCH       DECEMBER    DECEMBER     DECEMBER
                           31, 2000    31, 1999    31, 1998     31, 1997
CURRENT ASSETS
Cash                       $0          $0          $0           $0
                           --------    --------    ---------    ---------
TOTAL CURRENT ASSETS       $0          $0          $0           $0

                           --------    --------    ---------    ---------
TOTAL ASSETS               $0          $0          $0           $0
                           ========    ========    =========    =========

LIABILITIES AND
STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts Payable           $0          $0          $0           $0
                           -------     --------    ---------    ---------
TOTAL CURRENT LLIABILITIES $0          $0          $0           $0

STOCKHOLDERS EQUITY
Common stock, no par value
authorized
25,000,000 shares;
issued and outstanding
5,000,000 shares           $2,700      $2,700      $2,700       $2,700

Additional pad in capital  $0          $0          $0           $0

Deficit Accumulated during
development stage          ($2,700)    ($2,700)    ($2,700)     ($2,700)
                           --------    --------    --------     --------

TOTAL STOCKHOLDERS' EQUITY $0          $0          $0           $0
                           --------    --------    --------     --------
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY        $0          $0          $0           $0
                           ========    ========    ========     ========

See accompanying notes to financial statements.



ALAMO FINANCIAL SERVICES, INC.
(A Development Stage Company )
STATEMENT OF OPERATIONS

                JAN 1       JAN 1       JAN 1       JAN 1       JUNE 13, 1995
                TO          TO          TO          TO          (INCEPTION)
                DECMEBER    DECEMBER    DECEMBER    MARCH       TO MARCH
                31, 1997    31, 1998    31, 1999    31, 2000    31, 2000
INCOME
Revenue         $0          $0          $0          $0          $0
                --------    --------    --------    ---------   -------------
TOTAL INCOME    $0          $0          $0          $0          $0

EXPENSES

General and
Administrative  $0          $0          $0          $0          $2,700
                --------    --------    --------    ---------   -------------
TOTAL EXPENSES  $0          $0          $0          $0          $2,700
                --------    --------    --------    ---------   -------------
NET PROFIT
(LOSS)          $0          $0          $0          $0          ($2,700)
                ========    ========    ========    =========   =============
NET PROFIT
(LOSS)
PER SHARE       $0.0000     $0.0000     $0.0000     $0.0000     ($0.0005)
                ========    ========    ========    =========   =============
AVERAGE NUMBER
OF SHARES OF
COMMON STOCK
OUTSTANDING     5,000,000   5,000,000   5,000,000   5,000,000   5,000,000
                =========   =========   =========   =========   =============

See accompanying notes to financial statements.




ALAMO FINANCIAL SERVICES, INC.
(A Development Stage Company )
STATEMENT OF STOCKHOLDERS EQUITY

Common Stock
------------
                                                                  (DEFICIT)
                                                                  ACCUMULATED
                            NUMBER                   ADDITIONAL   DURING
                            OF                       PAID IN      DEVELOPMENT
                            SHARES       AMOUNT      CAPITAL      STAGE
                            ------       ------      ----------   -----------
JUNE 13, 1996
ISSUED FOR SERVICES
(NOTE 2)                    5,000,000    $2,700      $0

NET INCOME, 6-13-96
(INCEPTION) TO 12-31-96                                           ($2,700)
                            ---------    ------      ----------   -----------

BALANCE, DEC. 31, 1996      5,000,000    $2,700      $0           ($2,700)

NET INCOME, 12-31-97                                              $0
                            ---------    ------      ----------   -----------

BALANCE, DEC. 31,1997       5,000,000    $2,700      $0           ($2,700)

NET INCOME, 12-31-98                                              $0
                            ---------    -------     ----------   -----------

BALANCE DEC. 31, 1998       5,000,000    $2,700      $0           ($2,700)

NET INCOME, 12-31-99                                              $0
                            ---------    -------     ----------   -----------

BALANCE DEC. 31, 1999       5,000,000    $2,700      $0           ($2,700)

NET INCOME, 03-31-00                                              $0
                           ----------    -------     ----------   -----------

BALANCE MARCH 31, 2000      5,000,000    $2,700      $0           ($2,700)
                            =========    =======     ==========   ===========

See accompanying notes to financial statements.




ALAMO FINANCIAL SERVICES, INC.
(A Development Stage Company )
STATEMENT OF CASH FLOWS

                                JAN 1
                                TO
                                DECEMBER    JAN 1      JAN 1      JUNE 13, 1996
                                31, 1998    TO         TO         (INCEPTION)
                                AND         DECEMBER   DECEMBER   TO MARCH 31,
                                DECEMBER    31, 1999   31, 2000   2000
                                31, 1997
CASH FLOWS FROM
OPERATING ACTIVITIES

NET (LOSS)                      $0          $0         $0         ($2,700)

ACCOUNTS PAYABLE                $0          $0         $0         $0

CASH FLOWS FROM
OPERATING ACTIVITIES

ISSUE COMMON STOCK              $0          $0         $0         $2,700
                                --------    -------    --------   ---------

NET INCREASE
(DECREASE) IN CASH              $0          $0         $0         $0

CASH, BEGINNING OF PERIOD       $0          $0         $0         $0
                                --------    --------   ---------  ---------

CASH, END OF PERIOD             $0          $0         $0         $0
                                ========    ========   =========  =========

See accompanying notes to financial statements.


ALAMO FINANCIAL SERVICES, INC.
(A Development Stage Company )
NOTES TO FINANCIAL STATEMENTS
June 13, 1996 (inception) to March 31, 2000

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

The Company was incorporated June 13, 1996 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

The Company has not determined its accounting policies and procedures, except as follows:

1. The Company uses the accrual method of accounting and has adopted a calendar year end for its accounting period.

2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

NOTE 2 - ISSUANCE OF COMMON STOCK

The Company issued 5,000,000 shares of common stock for services of $2,700 on June 13, 1996.

The Company has authorized 25,000,000 shares of common stock and has issued and outstanding 5,000,000 shares.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE 4 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.